Exhibit 10.14

Community Bank

Supplemental Incentive Stock Option Plan

1. Purpose of the Supplemental Plan. This Supplemental Incentive Stock Option Plan (the “Supplemental Plan”) is intended to encourage ownership of shares of Community Bank, National Association (the “Corporation”) by certain full-time employees of the Corporation. By encouraging ownership, the interests of qualifying employees will be aligned with the shareholders and employees will have additional incentive to promote the success of the Corporation, and the Corporation in turn will be better able to attract and retain talented employees. Such stock option plans have value to the participants only if the share price appreciates over time. Stock plans are widely recognized as a powerful tool to motivate employees.

2. Shares subject to the Supplemental Plan. As of the date hereof, the Corporation hold One Hundred and Ninety Five Thousand, One Hundred and Fifty Six (195,156) authorized but unissued Shares of the Corporation. In April 1999, the Shareholders approved the Community Bank Incentive Stock Option Plan (the “Original Plan”), whereby certain senior officials of the Corporation could receive stock options. These 195,156 Shares were reserved for use in connection with the Original Plan. Simultaneously with this Supplemental Plan, Community Bank is also implementing Directors’ Stock Option Plan, whereby an aggregate pf Thirty Three Thousand Six Hundred (33,600) Shares are reserved for stock options that may be granted to outside directors of the Corporation. Because there are not enough authorized but unissued Shares available for use in connection with the Original Plan, The Director’s Stock Option Plan, and this Supplemental Plan (collectively the “Stock Plan”), the Corporation is also implementing a Community Bank Stock Option Purchase Plan, whereby the Corporation has the authority to purchase up to One Hundred Thousand (100,000) Shares for use in connection with the Stock Plans. To the extent not used in connection with the Original Plan, these 195,156 Shares shall be available for use in connection with the Directors’ Plan and the Supplemental Plan. The Corporation will reserve and/or accumulate Shares, which Shares may be in whole or in part, as the board of directors the Corporation (the “Board of Directors”) shall from time to time determine, authorized but unissued Shares and/ or any Purchase Plan. Options under this Supplemental Stock Plan Stock shall not be granted in any Supplemental Plan Year in excess of an aggregate Forty Five Thousand Eight Hundred and Eighty Nine (45,889) Shares, provided, however, that, if an Option shall expire or terminate for any reason without having been exercised in full, the unpurchased Shares covered thereby shall (unless the Supplemental Plan shall have been terminated) be added to the Shares otherwise available for Options which may be granted in accordance with the terms of the Supplemental Plan.

3. Administration of the Supplemental Plan. Subject to the terms of this Supplemental Plan and any Incentive Stock Option Agreement and/or employment contract approved by the Board of Directors, the Board of Directors shall have plenary authority in its discretion to determine the employees of the Corporation to whom Options shall be granted, the number of Shares to by covered by each of the Options, and the time or times at which Options shall be granted; to interpret the Supplemental Plan; and to prescribe, amend, and rescind rules and regulations relating to it.

4. Timing of the Supplemental Plan. The Supplemental Plan shall commence on the date of the first regular Board of Directors meeting following April 30, 2000 and shall terminate following the first regular Board of Directors meeting following April 30, 2004, and an Option shall not be granted under the Supplemental Plan thereafter unless this Supplemental Plan is extended by the Board of Directors. The initial grant of Options hereunder shall occur, if at all, at the first regular meeting of the Board of Directors following April 30, 2001; performance parameters as mentioned in paragraph 6 below applicable to the initial grant hereunder shall run from the first regular Board of Directors meeting following each April 30 to the first regular Board of Directors meeting following the next April 30. During the term thereof, grants of Options hereunder shall be made, if at all, at the first regular meeting of the Board of Directors following each April 30, based upon the financial performance of the Corporation for the preceding Calendar year.

5. Employees to who options shall be granted. An Option shall be granted in each supplemental Plan Year to each full-time salaried employee of the Corporation who was hired as a full-time salaried employee of the Corporation before commencement of the applicable “Performance Year” as defined in paragraph 6 below. Part-time employees and hourly employees of the Corporation are not eligible for the Supplemental Plan. Eligible employees shall receive different amounts of Options depending on their position within the Corporation as set forth in paragraph 6 below. If an eligible employee is promoted or demoted from one eligible position to another position during the Performance Year, then he or she shall receive grant of Options for such Performance Year (assuming Options are granted) at the position level he or she held for the majority of months during the Performance Year. In no event shall an Option which is exercisable more than five years from the date of the grant thereof be granted to any person who, immediately after such Option is granted, owns (as defined in section 422 and 424 of the Internal Revenue Code of 1986) Shares possessing more than 10 percent of the total combined voting power of all classes of shares of the Corporation.

6. Number of shares covered by options granted to individual employees. The number of Shares covered by the Option that shall be granted to any individual employee in any Supplemental Plan Year shall not exceed One Thousand (1,000). For purposes of this Supplemental Plan, the Board of Directors shall have the discretion to set financial parameters for the financial performance of the Corporation from time to time. Options for the number of Shares set forth as the “Maximum Number/Year” as set forth below shall only be granted in those Supplemental Plan Years in which the financial performance of the Corporation during the preceding calendar year (the “Performance Year”) meets or exceeds such financial parameters as set forth by the Board of Directors for such Performance Year. In the event such financial parameters are met, Options for the number of Shares set forth below as the below as the Maximum Number/Year shall be granted to the eligible employees. In the event the financial performance of the Corporation does not meet such financial parameters, the Board of Directors shall have the discretion and authority to grant Option for any number of Shares equal to or less than the Maximum Number/Year, including the discretion and authority to not grant any Options for such Supplemental Plan Year or to grant the Maximum Number/ Year. Nothing herein shall limit the discretion and authority of the Board of Directors to substitute, change, modify or otherwise adjust such financial parameters from time to time without obtaining stockholder approval. Participants in the Community Bank Incentive Stock Option Plan approved by the Shareholders in April, 1999, shall not be entitles to participate in this Supplemental Plan. Subject to the limitations imposed by the forgoing provision of the Supplemental Plan, in any Supplemental Plan Year, the Option to be granted shall be set forth below.

Title	Maximum Number/Year
1. Assistant Vice President	One Thousand (1,000)
2. Exempt Employee	Six Hundred (600)
3. Non-Exempt Employee	Two Hundred (200)

For purposes of this Supplemental Plan, the term “Exempt” shall mean employees whose job responsibilities and positions make them exempt from the requirement to pay them for overtime under wage and hour laws. The term “Non-Exempt” shall mean employees whose job responsibilities and positions require the Corporation to pay them overtime wages for overtime worked.

7. Option Prices. The purchase price of the Shares which shall be covered by each Option shall be 100 percent of the fair market value of the Shares at the time of granting the Option. Such fair market value shall be deemed to be the most recent price at which Shares of the Corporation traded in an arms-length sale prior to the time of the granting of the Option. In the event the holder of the Option or the Board of Directors believes that the price of the most recent arms length sale is not representative of the true fair market value of the Shares, then either party may request that the Shares of the Corporation be appraised by an independent appraiser acceptable to both parties. In such event the parties shall agree to such appraiser withy sixty (60) days of the granting of the Options. The Corporation shall pay all expenses of the appraisal. The opinion of the appraiser regarding the purchase price shall be adopted as the purchase price of the Shares and the appraiser’s opinion shall be final. If the purchase price of the Shares is not an even multiple of one dollar, it shall be rounded out to the next higher dollar per share. Notwithstanding the foregoing, the purchase price for Shares under and Option or Options granted to any person owning more than 10 percent of the total combined voting power of all Shares of the Corporation shall be granted 100 percent of the fair market value of the Shares at the time of grant of the Option.

8. Terms of options. Each Option must be exercised within ten (10) years from the date of the grant thereof, provided, however, that any Option granted to any person then owning more than 10 percent of the total combined voting power of the Shares of the Corporation must be exercised within five (5) years from the date of the grant thereof. The Option term may be subject to termination prior to the expiration of the period mentioned above, as provided hereinafter.

9. Exercise of options. An Option may be exercised, at any time or from time to time, as to any part of or all the Shares which shall be covered thereby; provided, however, than an Option shall not be exercisable prior to expiration of six months following the date on which the Option was granted. The purchase price of the Shares as to which an Option shall be exercised shall be paid in full in cash at the time of exercise. Except as provided in paragraphs 12 and 13 hereof, an Option may not be exercised at any time unless the holder thereof shall have been in continuous employ of the Corporation, from the date of the granting of the Option to within three (3) months of the date of exercise. The holder of an Option shall not have the rights of a shareholder, with respect to the Shares covered by his or her Option, except to the extent that, upon due exercise of the Option, the owner shall have all the rights incumbent to any owner of Shares. Nothing herein shall prohibit the holder of an Option from exercising the Option(s) and/ or selling any Shares at any time, even if not accordance with the time limitations set forth in this paragraph 9, if the holder is willing to forgo any tax advantages that compliance with the time limitations may offer.

10. Nontransferability. An Option shall not be transferable otherwise than by will or the laws of descent and distribution, and an Option may be exercised, during the lifetime, only by such employee,

11. Employee’s agreement to serve. Each employee receiving an Option shall, as one of the terms of the Option Agreement hereinafter referred to, agree that he or she will remain in the employ of the Corporation for a period of at least one year from the date on which the Option shall be granted to him or her; and that he or she will, during such employment, devote his or her full business time, energy, and skills to the service of the Corporation, subject to vacations, sick leaves and military absences. Such employment, subject to the provisions of paragraph 12 hereof and subject also to the provision of any contract between the Corporation and such employee, shall be at the pleasure of the Board of Directors and at any such compensation as they shall reasonably determine. Any termination of such employee’s employment during the period which he or agreed pursuant to the foregoing provision this paragraph 11 to remain in employment that is either (a) for cause of (b) voluntary on the part of the employee and without the consent of the Corporation, shall be deemed a violation by the employee of his or her agreement. In the event of such violation, any Option or Options held by him or her, to the extent not previously exercised, shall immediately terminate.

12. Termination of Employment. In the event that the employment of an employee to who an Option shall have been granted shall be terminated (otherwise than by reason of death), such an Option may, subject to the provisions of paragraph 111 hereof, be exercised (to the extent that the employee shall have been entitles to do so at the termination of his or her employment) at any time within three months after such termination; provided, however, that if such termination due to the employee becoming disabled, then in such event the employee shall have twelve (12) months from such termination in which to exercise any such Option. So long as the holder of an Option shall continue to be an employee of the Corporation, any Option already issue to him or her shall not be affected by ay change in his or her duties of position. Nothing in the

Supplemental Plan or in any Option Agreement shall confer upon any employee any right to continue in the employ of the Corporation, or interfere in any way with the right of Corporation to terminate his or her employment at any time. Nothing herein shall prohibit a holder of an Option from exercising the Option(s) and/or selling any Shares at any time, even if not in accordance with the time limitations set forth in this paragraph 12, if the holder is willing to forgo any tax advantages that compliance with the time limitation may offer.

13. Death of employee. If an employee to whom an Option shall have been granted shall die while he or she shall be employed by the Corporation, or within three months after the termination of his or her employment, such Option may be exercised (to the extent that the employee shall have been entitles to do so at the date of his or her death) by a legatee or legates of the employee under his or her last will, or by his or her heirs by virtue of the laws of interstate succession, or by his or her personal representatives or distributes, at any time within two (2) years after his or her death.

14. Adjustments upon changes in capitalization. In the event of changes in the outstanding Shares of the Corporation by reason of share dividends, split-ups, recapitalization, mergers, consolidations, combination or exchange of shares, separations, reorganizations, or liquidations, the number and class of shares available under the Supplemental Plan in the aggregate in any Supplemental Plan Year and the maximum number of Shares as to which Options may be granted to any employee, as well as the price thereof, shall be correspondingly adjusted by the Board of Directors.

15. Effectiveness of Supplemental Plan. The Supplemental Plan shall become effective on such date as the Board of Directors shall determine, but is subject to the following conditions: (a) the shareholders of the Corporation shall, by the affirmative not of a majority in interest of the Shares, have approves the Supplemental Plan within one (1) year of its adoption by the Board of Directors and; (b) the shareholders of the Corporation shall, by the affirmative vote of at least two-thirds in interest of the Shares, have approved the Community Bank Stock Purchase Plan; and (c) to the extent required by law or advisable in the discretion by the Board of Directors, the Articles of Association of the Corporation shall have been amended in accordance with law so a to authorize the Corporation to issues the Shares hereunder.

16. Time of granting options. Nothing contained in the Supplemental Plan or in any resolution adopted to be adopted by the Board of Directors or the shareholders of the Corporation shall constitute the granting of any Option. The granting of an Option shall take place only when a written Incentive Stock Option Agreement substantially in the form of the Incentive Stock Option Agreement which is attached hereto and marked Exhibit A shall have been duly executed and delivered by or on behalf of the Corporation and by the employee to whom such Option shall be granted.

17 Limitations. No employee eligible to participate herein shall be granted Options to purchase Shares which are exercisable during any Supplemental Plan Year, to the extent that the fair market value of such Shares (determined at the time of the grant of the Option) exceeds $100,000.00. No employee shall be given the opportunity to exercise Options granted hereunder with respect to Shares valued in excess of $100,00.00 in any Supplemental Plan Year, except to the extent that the Option shall have accumulated over a period in excess of one year.

18 Termination and amendment of Supplemental Plan. To the extent not inconsistent with any Option Agreement and/or employment contract approved by the Board of Directors, the Supplemental Plan (including the form of Option Agreement which is attached hereto and marked Exhibit A) may at any time or from time to time be modified, or amended by the Shareholders of the Corporation, or by the affirmative vote of a majority in interest of the Shares. The Board of Directors may at any time and from time to time modify or amend the Supplemental Plan (including such form of Option Agreement) in such respects as it shall deem advisable in order that the Options shall continue to be “incentive stock options” as defined in Section 422 of the Internal Revenue Code of 1986 or to conform to any change in the law, or in any other respect which shall not change: (a) the maximum number of Shares for which Options may be granted under the Supplemental Plan either to the aggregate or in any Supplemental Plan Year or to any individual employee (b) the Option prices other than to change the manner of determining the fair market value of the Shares for the purposes of paragraph 7 hereof to conform any then applicable provision of the Internal Revenue Code or regulations thereunder (c) the periods during which Operations may be granted or excised; (d) the provisions relating to the determination of employees to whom Options shall be granted and the number of Shares to be covered by such Options, or (e) the provisions relating to adjustments to be made upon changes in capitalization. The modification or amendment of the Supplemental Plan shall not, without the consent of an employee, affect his or her rights under an Option previously granted to him or her.

19. Indemnification. To the extent permitted by the Corporation’s charter and by-laws and by the law each person who is or shall have been a member of the Board of Directors shall be defined by and indemnified by the Corporation against and from any loss, cost, liability, or expense that may be imposed upon or resulting from any claim, action, suit, or proceeding because of any action or failure to act arising hereunder. The right of indemnity shall be in addition to any other rights of indemnification to which such person may be entitles.

APPROVED BY THE BOARD OF DIRECTORS:

APPROVED BY THE SHAREHOLDERS: